                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 1997 relating to the financial statements of Capital Beverage Corporation as of December 31, 1996 and for each of the years in the two year period then ended and the reference to our firm under the captions "Selected Financial Data" and "Experts" in the accompanying Prospectus.

                                             /s/ FELDMAN RADIN & CO., P.C.

                                          --------------------------------------
                                          Feldman Radin & Co., P.C.
                                          Certified Public Accountants
July 7, 1997
New York, New York